Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 14, 2004, with respect to the statement of revenues and certain expenses of Fort Washington Office Center (a property acquired by Bresler & Reiner, Inc.), incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-124933) and related Prospectus of Midalantic Office Trust, Inc.

McLean, VA June 22, 2005	/s/ Ernst & Young LLP